PRESS RELEASE

Contact Information:
TXO Partners
Brent W. Clum
President, Business Operations & CFO
817.334.7800
ir@txopartners.com

Release Date:
May 9, 2023

TXO PARTNERS DECLARES FIRST QUARTER 2023 DISTRIBUTION OF $0.50 ON COMMON UNITS; PROVIDES 2023 DISTRIBUTION OUTLOOK; FILES QUARTERLY REPORT ON FORM 10-Q AND ANNOUNCES NAME CHANGE

[Fort Worth, TX, May 9, 2023]—TXO Partners, L.P. (NYSE: TXO) (formerly known as TXO Energy Partners, L.P.) announced today that the Board of Directors of its general partner declared TXO’s first quarterly distribution of $0.50 per common unit for the quarter ended March 31, 2023. The quarterly distribution will be paid on May 30, 2023 to eligible unitholders of record as of the close of trading on May 22, 2023. In accordance with the terms of TXO’s partnership agreement, the amount of the distribution was prorated for the period from January 31, 2023 (the closing date of TXO’s initial public offering) through March 31, 2023, based on the actual length of that period.

“We are proud of our successful initial public offering in January that launched TXO Partners as a new public company and want to thank our existing partners while welcoming new owners to our mission,” stated Bob R. Simpson, Chairman and CEO. “Given our outlook for commodities and our prolific producing properties, we anticipate a full-year distribution of more than $2 per unit with production growth greater than 2% for 2023.”

President of Business Operations and CFO, Brent Clum, further commented, “Our unique strategy as a production and distribution enterprise is to maximize economic returns for the investor today, while managing our assets with a long-term vision. We believe our legacy assets provide operational confidence, and our stewardship as experienced owners drives financial discipline. We believe we can grow production and expand our resource base as well as providing, securing, and distributing real cash returns for our owners.”

Keith A. Hutton, President of Production and Development, also offers his insight: “Given our knowledge and experience with the properties, our technical team will deploy a highly efficient capital program and target high-impact additions to our existing footprint to enhance value over the long term.”
Quarterly Report on Form 10-Q
TXO’s financial statements and related footnotes will be available in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which TXO will file with the Securities and Exchange Commission (SEC) today. The 10-Q will be available on TXO’s Investor Relations website at www.txopartners.com/investors or on the SEC’s website at www.sec.gov.

Name Change
Effective May 8, 2023, TXO changed its name from TXO Energy Partners, L.P. to TXO Partners, L.P. pursuant to an Amended & Restated Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware. TXO’s general partner changed its name from “TXO Energy GP, LLC” to “TXO Partners GP, LLC” on the same date.
TXO will begin trading under the name TXO Partners, L.P. effective May 19, 2023 and will continue to use the trading symbol “TXO.”

Non-U.S. Withholding Information
This press release is intended to be a qualified notice under Treasury Regulations Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of TXO’s distribution to foreign unitholders as being attributable to income that is effectively connected with a United States trade or business. Accordingly, TXO’s distributions to foreign unitholders are subject to federal income tax withholding at the highest applicable effective tax rate.

About TXO Partners, L.P.
TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquid reserves in North America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico and the San Juan Basin of New Mexico and Colorado.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements include our 2023 distribution outlook, estimated average 2023 NYMEX pricing, our estimated average production volumes during 2023, our ability to execute our strategy and the impacts of future commodity price changes. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made, and it is possible that the results described in this press release will not be achieved. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, including, without limitation, the following: our ability to meet distribution expectations and projections; the volatility of oil, natural gas and NGL prices; our ability to safely and efficiently operate TXO’s assets; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; and the risks and other factors disclosed in TXO’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for TXO to predict all such factors.